                                  THE TORO COMPANY

                            SUPPLEMENTAL RETIREMENT PLAN











                             JULY 27, 1998 RESTATEMENT

                                       CONTENTS


I.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
II.    ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . 5
III.   DEFERRED COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . 5
           3.1   Deferral Election . . . . . . . . . . . . . . . . . . . . . 5
           3.2   Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . 6
           3.3   Company Credits . . . . . . . . . . . . . . . . . . . . . . 6
           3.4   Deferral of Certain 1995 Bonus Amounts. . . . . . . . . . . 6
IV.    EARNINGS ON PARTICIPANT ACCOUNTS. . . . . . . . . . . . . . . . . . . 6
           4.1   Earnings Credit . . . . . . . . . . . . . . . . . . . . . . 6
           4.2   Optional Earnings Credit. . . . . . . . . . . . . . . . . . 7
           4.3   No Interest in Assets . . . . . . . . . . . . . . . . . . . 7
V.     DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
           5.1   Distribution Elections. . . . . . . . . . . . . . . . . . . 8
           5.2   Form of Election; Absence of a Valid Election . . . . . . . 8
           5.3   Early Distributions . . . . . . . . . . . . . . . . . . . . 8
           5.4   Unforeseeable Emergency . . . . . . . . . . . . . . . . . . 9
           5.5   Accelerated Distributions . . . . . . . . . . . . . . . . . 9
           5.6   Distributions for Certain Tax Purposes. . . . . . . . . . . 9
           5.6   Timing of Distributions . . . . . . . . . . . . . . . . . . 9
           5.7   Status as General Creditor; Unfunded Plan . . . . . . . . .10
VI.    ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . .10
           6.1   Company's Authority . . . . . . . . . . . . . . . . . . . .10
           6.2   Reliance. . . . . . . . . . . . . . . . . . . . . . . . . .10
           6.3   Benefit Statements. . . . . . . . . . . . . . . . . . . . .10
           6.4   Claims. . . . . . . . . . . . . . . . . . . . . . . . . . .11
VII.   AMENDMENT OR TERMINATION. . . . . . . . . . . . . . . . . . . . . . .12
VIII.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . .13
           8.1   Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .13
           8.2   No Alienation . . . . . . . . . . . . . . . . . . . . . . .13
           8.3   Unfunded Plan . . . . . . . . . . . . . . . . . . . . . . .13
           8.4   No Guaranty . . . . . . . . . . . . . . . . . . . . . . . .14
           8.5   No Right of Employment. . . . . . . . . . . . . . . . . . .14
           8.6   Incompetency. . . . . . . . . . . . . . . . . . . . . . . .14
           8.7   Corporate Changes . . . . . . . . . . . . . . . . . . . . .14
           8.8   Addresses . . . . . . . . . . . . . . . . . . . . . . . . .14
           8.9   Limitations on Liability. . . . . . . . . . . . . . . . . .15
           8.10  Transfers to the Trust. . . . . . . . . . . . . . . . . . .15
           8.11  Inspection. . . . . . . . . . . . . . . . . . . . . . . . .15
           8.13  Governing Law . . . . . . . . . . . . . . . . . . . . . . .16


                                  THE TORO COMPANY

                            SUPPLEMENTAL RETIREMENT PLAN

                             JULY 27, 1998 RESTATEMENT


       The Toro Company hereby amends and restates its Supplemental Retirement Plan, most recently amended and restated effective as of January 1, 1996, which has been maintained by The Toro Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. This amendment and restatement is effective as of July 27, 1998.

       I.     DEFINITIONS

       When used in this Plan document, the following terms have the meanings indicated unless a different meaning is plainly required by the context.

       "ASSISTANT SECRETARY" means the person serving as Assistant Corporate Secretary of the Company.

       "BENEFICIARY" means the person or persons selected by the Participant to receive the benefits provided under this Plan in the event of the Participant's death.

       "CHANGE OF CONTROL" means:

              (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
                     Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (A) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
                     Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

              (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (iii) Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company, or any successor committee.

       "COMMON STOCK" means the Company's common stock, par value $1.00 per share, and related preferred share purchase rights.

       "COMPANY" means The Toro Company, a Delaware corporation.

       "COMPENSATION" means all amounts received by a Participant from the Company that are subject to federal income tax withholding: provided, that
(i) Compensation shall not include any amount received by an employee on account of the grant or exercise of an option to purchase Common Stock of the Company, and (ii) Compensation shall include an amount equal to any reductions in a Participant's gross income as a result of salary reductions under Sections 125 or 401(k) or 402(a)(8) of the Code.

       "DIRECTOR" means the person serving as Director of Compensation and Benefits of the Company.

       "ELIGIBILITY SERVICE" means eligibility service as defined in the Profit Sharing Plan.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "PARTICIPANT" means an eligible employee who has executed a Deferred Compensation Agreement.

       "PLAN" means this Supplemental Retirement Plan, including any amendments thereto.

       "PLAN YEAR" means the calendar year.

       "PROFIT SHARING PLAN" means The Toro Company Investment and Savings Plan (the successor of the Profit Sharing Plan for Office Employees) or any successor or replacement plan.

       "SECTION 16 INSIDER" means a Participant who is, with respect to the Company, subject to Section 16 of the Securities Exchange Act of 1934, as amended.

       "SUBSIDIARY" means any corporation that is a component member of the controlled group of corporations of which the Company is the common parent. Controlled group shall be determined by reference to Section 1563 of the Code but including any corporation described in Section 1563(b)(2) thereof.

       "TRUST" means the trust established or maintained by the Company that is used in connection with this Plan to assist the Company in meeting its obligations under the Plan.

       "TRUSTEE" means the corporation or individual selected by the Company to serve as Trustee for the Trust.

       The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

       II.    ELIGIBILITY AND PARTICIPATION

       All management or highly compensated employees who are at the director level or above with the Company, or with any Subsidiary of the Company to which this Plan has been extended by the Board of Directors of the Company, are eligible to become Participants.

       An eligible employee will become a Participant upon submission of a completed election form, in the form approved by the Committee, to the Director or the Assistant Secretary.

       Once an employee has become a Participant, his or her account under the Plan will remain in effect until distributed as provided herein, even if for any subsequent Plan Year or portion thereof the employee ceases to meet the eligibility requirements of this Article II or ceases to be a Participant for any other reason.

       III.   DEFERRED COMPENSATION

       3.1    DEFERRAL ELECTION

       A Participant may elect to defer Compensation for a calendar year by completing and submitting a deferral election on a form provided by the Company. Such election must be submitted to the Director or the Assistant Secretary by December 31 to be effective in the following year. An election shall remain in effect until revoked or revised by the Participant by a written election delivered to the Director or the Assistant Secretary. An election shall take effect as of January 1 of the year following the year in which it is received.

       A Participant shall not be eligible to defer Compensation for any calendar year following the year in which he or she no longer satisfies the eligibility requirements of this Plan, unless the Committee in its discretion permits such a deferral.

       3.2    ACCOUNTS

       The Company shall establish and maintain an account for each Participant, and shall credit such account with amounts deferred by the Participant pursuant to Section 3.1 and the Participant's election.

       3.3    COMPANY CREDITS

       The Company shall credit a Participant's account as of December 31 each year with an amount equal to the difference between (i) the amount that would have been credited to the Participant's account under the Profit Sharing Plan and the ESOP for the Plan Year had the Participant not made an election to defer compensation for the year under Section 3.1 of this Plan and (ii) the amount actually credited to the Participant's account under the Profit Sharing Plan and the ESOP for the Plan Year. To prevent duplication of benefits, credits under this Section 3.3 shall not be made with respect to any year or partial year in which the Participant or any account of the Participant receives comparable credits under the Supplemental Management Retirement Plan or any other Company plan.

       3.4    DEFERRAL OF CERTAIN 1995 BONUS AMOUNTS

       Amounts credited to Participant accounts pursuant to this Section 3.4 prior to its amendment as of July 27, 1998, representing deferrals of bonuses earned by Participants for the fiscal year ending October 31, 1995, shall continue to be held pursuant to the terms and conditions of this Plan, together with any other amounts credited to the Participant's account under the Plan.

       IV.    EARNINGS ON PARTICIPANT ACCOUNTS

       4.1    EARNINGS CREDIT

       Amounts held in an account maintained for a Participant shall be credited with interest at a rate and in a manner determined by the Committee to be consistent with the average prime rate of interest charged by U. S. Bank, National Association to its individual borrowers. Prior to a Change of Control the method for determining the interest crediting rate may be changed at any time, at the discretion of the Committee. After a Change of Control, the Trustee shall have authority to change the method for determining the interest crediting rate. Interest shall be credited as of the end of each quarter.

       4.2    OPTIONAL EARNINGS CREDIT

       If a Participant's age and years of Eligibility Service with the Company equals or exceeds sixty (60), the Participant may request the Trustee in writing, on a form approved by the Company, to invest a specified percentage of his or her account in one or more of the investment vehicles available under the Trust. A Participant may change his or her election as of the first day of January and as of the first day of July, and more frequently if permitted by the Committee, by delivering an election form to the Chief Financial Officer of the Company at least thirty days prior to the effective date of the election. Prior to a Change of Control, the investment vehicles made available to the Participants shall be selected by the Chief Executive Officer of the Company or by such Officer's designee. After a Change of Control, investment vehicles shall be selected by the Trustee. Any expense incurred in connection with an investment option shall be charged on a pro rata basis against the Participants' accounts. The investment vehicles made available under the Trust shall include at least one vehicle that provides a fixed rate of interest through investment in fixed income mutual funds or common trust funds, U.S. Treasury bonds and notes, certificates of deposit, annuity contracts, or such other similar investments.

       If the investment vehicles include a fund that invests exclusively or primarily in the Company's Common Stock, Participants who are Section 16 Insiders may allocate amounts to or from such fund only in accordance with Company policies on insider trading and in compliance with the rules for "Discretionary Trading" as defined in Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended. Distributions from a fund that invests exclusively or primarily in the Company's Common Stock shall be made in Common Stock.

       If the Committee approves an election made pursuant to this Section, the Participant's account will thereafter be credited with earnings or losses based upon the earnings or losses attributable to the investments so elected; and the Company shall not credit any portion of the account subject to such investment election with interest, as described in Section 4.1.

       4.3    NO INTEREST IN ASSETS

       The Company may set aside or earmark funds or other assets to meet its obligations under the Plan, but title to and ownership of such funds and assets shall remain in the Company. Neither the Participant nor any beneficiary shall have any ownership rights or any property interests in any of such funds or other assets, or in any other assets of the Company, until they are distributed in accordance with the Plan.

       V.     DISTRIBUTIONS

       5.1    DISTRIBUTION ELECTIONS

       Distributions under the Plan shall be made in accordance with the Participant's election. Elections (both as to distributions and as to deferrals) made prior to the July 27, 1998 Restatement of this Plan shall remain in effect until changed by the Participant as provided in this Plan.

       5.2    FORM OF ELECTION; ABSENCE OF A VALID ELECTION

       Except as provided in Sections 5.3, 5.4, 5.5 and 5.6 hereof, the amount of the Participant's deferred compensation account shall be distributed on the Participant's retirement, resignation or termination from employment with the Company, or on the disability or death of the Participant, whichever occurs first. Distributions shall be made in accordance with the Participant's distribution election most recently filed with the Director or Assistant
Secretary: provided, that any election filed two years or less before the date of the Participant's retirement, resignation or termination of employment shall be disregarded.

       In the absence of a valid election, the Company shall pay the accrued amount in forty (40) quarterly installments commencing after the Participant's retirement, resignation or termination from employment with the Company, or on the disability or death of the Participant, whichever occurs first.
Installments shall reflect earnings or losses on a monthly basis, and be paid on an actuarially amortized and annually adjusted basis, or on a decreasing fraction basis (1/40th, 1/39th, 1/38th, etc.), or on such other basis as elected by the Company in its sole discretion, in order to provide reasonably level payments throughout the period. In the event of the Participant's death before distribution is completed (or before any early distribution under Section 5.3 hereof), the balance may be distributed in a lump sum or on an installment basis as the Company may determine, either to any designated beneficiary or to the estate or legal representative of the Participant.

       5.3    EARLY DISTRIBUTIONS

       A Participant may irrevocably elect to receive a distribution of all or a portion of the Participant's account prior to retirement, resignation or termination of employment with the Company, but early distributions hereunder shall not commence until after the Participant has attained age 55. The election shall be made not later than two years prior to the Plan Year in which the early distribution is to be made. Distributions under this Section shall be paid in a lump sum. Any election under this Section is subject to Committee approval.

       5.4    UNFORESEEABLE EMERGENCY

       A Participant who incurs an unforeseeable emergency may make a written request to the Company for a hardship withdrawal from the Participant's account. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result or events beyond the control of the Participant. Withdrawals of amounts because of an unforeseeable emergency are permitted to the extent reasonably needed to satisfy the emergency need. This Section 5.3 shall be interpreted in a manner consistent with Sections 1.457-2(h)(4) and 1.457(h)(5) of the Treasury Regulations.

       5.5    ACCELERATED DISTRIBUTIONS

       Prior to a Change of Control, the Company shall have the right to make distribution on an accelerated installment basis, including lump sum, or to purchase an annuity contract for the Participant's benefit, in the event of merger, reorganization, sale of assets, liquidation of the Company, or for such other causes as the Company deems appropriate in its sole discretion. Any such lump sum or annuity payment shall be the actuarial equivalent of the distribution elected by the Participant, calculated using actuarial assumptions consistent with those applied at the time under the Company's Retirement Plan for Office and Hourly Employees, or any successor or replacement plan. Any amounts remaining in the account during the period of any accelerated installment distribution shall continue to be credited with earnings or losses as provided in the Plan.

       5.6    DISTRIBUTIONS FOR CERTAIN TAX PURPOSES

       If at any time a court or the Internal Revenue Service determines that any amount in a Participant's account or in the Trust is includable in a Participant's gross income and subject to tax, the Company shall make a lump sum distribution to such Participant (but not in an amount greater than the value of the Participant's account under the Plan at the time of such distribution) of an amount equal to the amount determined to be so includable, and shall deduct a like amount from the Participant's account under the Plan.

       5.7    TIMING OF DISTRIBUTIONS

       Except in the event of the Participant's death or disability, benefits payable under this Plan shall be paid beginning in the first month of the calendar year immediately following the calendar year in which the distributable event occurs or, in the case of distributions pursuant to elections under
Section 5.3, in the first month of the year of distribution, as elected by the Participant and approved by the Committee. In the event of a Participant's death or disability, benefits shall be distributed beginning in the first month following the month in which the Participant's death occurred or the determination of disability is made.

       5.8    STATUS AS GENERAL CREDITOR; UNFUNDED PLAN

       To the extent that any person acquires the right to receive any distribution under this Agreement, such rights shall be no greater than the right of any unsecured general creditor of the Company. The Agreement shall at all times be considered unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. This Agreement and all rights, interests, and benefits hereunder shall not be assigned, transferred or pledged by the Participant and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, or other disposition of this Agreement, or of any such rights, interests and benefits, and any levy of attachment or similar process thereupon, shall be null and void and without effect.

       VI.    ADMINISTRATION OF THE PLAN

       6.1    COMPANY'S AUTHORITY

       The Plan shall be administered by the Company, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and dispersing the payments hereunder. The Company's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

       6.2    RELIANCE

       The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

       6.3    BENEFIT STATEMENTS

       The Company shall furnish individual statements of accrued benefits to each Participant, or current Beneficiary, at least annually, in such form as determined by the Company.

       6.4    CLAIMS

       The employee benefit plan procedures in this section are intended to comply with Section 503 of ERISA, and Section 2560.503-1 of the Department of Labor Regulations and pertain to claims by participants and beneficiaries ("claimants") for Plan benefits, consideration of such claims, and review of claim denials. For purposes of these procedures, a "claim" is a request for a benefit by a Participant or Beneficiary under the Plan or a Deferred Compensation Agreement. A claim is filed when the requirements of these procedures have been met.

              (a) If a claim is wholly or partially denied, notice of the decision, meeting the requirements of subsection (b) of these procedures, shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the Company. If notice of the denial of a claim is not furnished in accordance with this subsection (a) within a reasonable period of time, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in subsection (c) of these procedures. For purposes of this subsection (a), the period of time for notification to the claimant will not exceed 90 days after receipt of the claim by the Company, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the final decision.

              (b) The Company shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

              (i)    the specific reason or reasons for the denial;

              (ii) specific reference to pertinent provisions of the Plan or Agreement on which the denial is based;

              (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (iv) appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his or her claim for review.

              (c) If a claim is denied in whole or in part and if the claimant is dissatisfied with the disposition of the claim, the claimant or his or her duly authorized representative shall have a reasonable opportunity to appeal the denied claim to the Company or to a person designated by the Company, and shall have a full and fair review of the claim and its denial. Under this review procedure, a claimant or his or her duly authorized representative may:

              (i)    request a review upon written application to the Company;

              (ii)   review pertinent documents; and

              (iii)  submit issues and comments in writing.

A claimant must file such a request for review of a denied claim within a reasonable period of time, not to exceed 60 days, after receipt by the claimant of written notification of denial of a claim.

              (d) A decision by the Company shall be made promptly and shall not ordinarily be made later than 60 days after the receipt by the Company of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan or

Agreement on which the decision is based. The decision on review shall be furnished to the claimant within the period of time described in this subsection (d). If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

       VII.   AMENDMENT OR TERMINATION

       The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan at any time.

       No amendment or termination of the Plan shall directly or indirectly reduce the balance of any account described in Article III as of the effective date of such amendment or termination. The Company shall not credit the accounts of any Participant with any further deferrals after termination of the Plan, but gains or losses will continue to be credited to the Participant's account under the Plan until all benefits are distributed to the Participants or to their Beneficiaries.

       VIII.  GENERAL PROVISIONS

       8.1    TRUST

       The Company has established a Trust which may be used to pay benefits arising under the Plan and costs, charges and expenses relating thereto. To the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, and except as provided in Section 4.2 relating to investment option elections, the Company shall pay them.

       8.2    NO ALIENATION

       Neither the benefits payable hereunder nor the right to receive future benefits under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

       8.3    UNFUNDED PLAN

       The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA. Funds invested under this Plan, including amounts held in the Trust, shall continue for all purposes to be part of the general assets of the Company and available to the general creditors of the Company in the event of the Company's bankruptcy (when the Company is involved in a pending proceeding under the


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


Federal Bankruptcy Code) or insolvency (when the Company is unable to pay its debts as they mature). In the event of the Company's bankruptcy or insolvency, the Company's Board of Directors and Chief Executive Officer shall notify the Trustee in writing of such an occurrence within three business days following the Company's becoming aware of such occurrence. No Participant or any other person shall have any interests in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments to the Participants in the future.

       8.4    NO GUARANTY

       Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in the Trust or the assets of the Company will be sufficient to pay any benefit hereunder.

       8.5    NO RIGHT OF EMPLOYMENT

       No Participant shall have any right to a benefit under this Plan except in accordance with the terms of the Plan. Establishment and continuance of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

       8.6    INCOMPETENCY

       If any person entitled to a benefit payment under the Plan is declared incompetent and a conservator or other person is legally charged with the care of such person or of his or her estate is appointed, any benefits under the Plan to which the person is entitled shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Except as provided above, when the Company determines that such person is unable to manage his or her affairs, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such Person and a complete discharge of any liability of the Company and the Plan therefore.

       8.7    CORPORATE CHANGES

       The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other


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


corporation or other entity, but the Plan shall continue after such sale, merger or Consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Article VII.

       8.8    ADDRESSES

       Each Participant shall keep the Company informed of his or her current address and the current address of his or her spouse. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's benefits Payable under this Plan may first be made, payment may be made as though the Participant had died at the end of the three-year Period. If, within one additional year after such three year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated Beneficiary and such benefits shall be irrevocably forfeited.

       8.9    LIMITATIONS ON LIABILITY

       Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

       8.10   TRANSFERS TO THE TRUST

       On the occurrence of a Change of Control or if a Participant elects to direct the investment of amounts credited to his or her account pursuant to
Section 4.2, the Company shall transfer cash or property to the account or accounts maintained in the name of each affected Participant or Participants for this Plan under the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf of such Participant or Participants under this Plan, plus any applicable fees. The Company may also transfer cash or property to the accounts maintained for any Participant under the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable under the Plan at any time in the sole discretion of the Company. Thereafter, the Company may, and after a Change of Control it shall, for each Plan Year, transfer cash or property no later than thirty (30) days after the end of the Plan Year in which the initial transfer occurs, and thereafter on each anniversary thereof, to such account or accounts maintained for the affected Participant or Participants under the


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


Trust an amount equal to the additional benefit accrued under the terms of this Plan and the Deferred Compensation Agreements during and in relation to the most recent Plan Year then ended. If a transfer occurs, the accounts of the Participants shall be credited with interest, or earnings and losses in accordance with Sections 4.1 and 4.2.

       8.11   INSPECTION

       Each Participant shall receive a copy of the Plan and the Company will make available for inspection by any Participant or designated Beneficiary a copy of any rules and regulations that are used by the Company in administering the Plan.

       8.13   GOVERNING LAW

       To the extent that it is not governed by United States federal law, the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, without giving effect to principles of conflict of laws.





Dated as of this 13th day of May 1999.


                                       THE TORO COMPANY




                                       By:/s/ Kendrick B. Melrose
                                          --------------------------------------
                                          Its Chairman, Chief Executive Officer


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